Exhibit 32.1

Section 1350 Certification of Principal Executive Officer and Principal Financial Officer

In connection with the quarterly report of PEN, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott E. Rickert, President and Chief Executive Officer of the Company, and I, Jacqueline M. Soptick, Chief Accounting Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 22, 2017	/s/ Scott E. Rickert
Scott E. Rickert
President and Chief Executive Officer

Date: May 22, 2017	/s/ Jaqueline M. Soptick
Jacqueline M. Soptick
Chief Accounting Officer